As filed with the Securities and Exchange Commission on September 10, 2020.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VROOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	5500	901112566
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1375 Broadway, Floor 11

New York, New York 10018

Telephone: (855) 524-1300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paul J. Hennessy

Chief Executive Officer

Vroom, Inc.

1375 Broadway, Floor 11

New York, New York 10018

Telephone: (855) 524-1300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Marc D. Jaffe, Esq. Ian D. Schuman, Esq. Courtenay Myers Lima, Esq. Latham & Watkins LLP 885 Third Avenue New York, New York 10022 Telephone: (212) 906-1200 Fax: (212) 751-4864	Patricia Moran, Esq. Chief Legal Officer Vroom, Inc. 1375 Broadway, Floor 11 New York, New York 10018 Telephone: (855) 524-1300	Gregory A. Fernicola, Esq. Ryan J. Dzierniejko, Esq. Skadden, Arps, Slate, Meagher & Flom LLP One Manhattan West New York, New York 10001 Telephone: (212) 735-3000 Fax: (212) 735-2000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ File No. 333-248655

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(3)
Common stock, par value $0.001 per share	2,070,000	$58.39	$120,867,300	$15,688.58

(1)

Represents only the additional number of shares of common stock being registered, and includes 270,000 additional shares of common stock that the underwriters have the option to purchase. Does not include the securities that the registrant previously registered on the Registration Statement on Form S-1 (File No. 333-248655).

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low selling price of the registrant’s common stock on September 4, 2020, as reported on the Nasdaq Global Select Market.

(3)

The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price. The registrant previously paid a filing fee of $78,442.88 for the Registration Statement on Form S-1 (File No. 333-248655), which was declared effective on September 10, 2020. In accordance with Rule 462(b) under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of $120,867,300 are hereby registered, which includes the additional shares that the underwriters have the option to purchase.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

Vroom, Inc., a Delaware corporation (the “Registrant”), is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the registration of additional shares of common stock, par value $0.001 per share of Registrant. This Registration Statement relates to the public offering of securities contemplated by the earlier registration statement on Form S-1, as amended (File No. 333-248655) (the “Prior Registration Statement”), which the Commission declared effective on September 10, 2020. The contents of the Prior Registration Statement, including all amendments and exhibits thereto, are incorporated by reference into this Registration Statement.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate number of shares of common stock offered by Registrant by 2,070,000 shares of its common stock, which includes 270,000 shares of common stock that may be sold pursuant to the underwriters’ option to purchase additional shares. The additional shares of common stock that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement.

The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

INDEX TO EXHIBITS

Exhibit No.
5.1	Opinion of Latham & Watkins LLP (incorporated by reference to Exhibit 5.1 filed with the Prior Registration Statement filed on September 8, 2020)

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1*	Power of Attorney

*

Previously filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-248655), filed with the Securities and Exchange Commission on September 8, 2020 and incorporated by reference herein.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Vroom, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on this 10th day of September, 2020.

Vroom, Inc.

By:	/s/ Paul J. Hennessy Paul J. Hennessy Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-1 has been signed by the following persons in the capacities set forth opposite their names and on the date indicated above.

Signature	Title	Date

/s/ Paul J. Hennessy Paul J. Hennessy	Chief Executive Officer (Principal Executive Officer) and Director	September 10, 2020

/s/ David K. Jones David K. Jones	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 10, 2020

* Robert J. Mylod, Jr.	Director	September 10, 2020

* Scott A. Dahnke	Director	September 10, 2020

* Michael J. Farello	Director	September 10, 2020

* Laura W. Lang	Director	September 10, 2020

* Laura G. O’Shaughnessy	Director	September 10, 2020

* Adam Valkin	Director	September 10, 2020

*By:	/s/ Paul J. Hennessy
Paul J. Hennessy
Attorney-in-fact